UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

Accolade, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39348	01-0969591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Third Avenue, Suite 1700 Seattle, WA 98101 (Address of Principal Executive Offices and Zip Code)

(206) 926-8100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ACCD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Thomas Neff

On February 13, 2023, Thomas Neff, a director of Accolade, Inc. (the “Company”), notified the board of directors of the Company (the “Board”) of his decision to resign from the Board, effective immediately (the “Neff Resignation”). In connection with his resignation from the Board, Mr. Neff also resigned as a member of the Compensation Committee of the Board. Mr. Neff’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Resignation of Mike Hilton as Chief Innovation Officer, Appointment to the Board

On February 13, 2023, Mike Hilton, Chief Innovation Officer of the Company, notified the Company of his decision to resign from the Company, effective as of February 15, 2023.

On February 16, 2023, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Mr. Hilton to fill a vacancy on the Board, and to serve as a Class I director of the Company whose term will expire at the Company’s 2024 annual meeting of stockholders.

As a member of the Board, Mr. Hilton will not initially be eligible to receive compensation in accordance with the Company’s Non-Employee Director Compensation Policy (the “Compensation Policy”). In lieu of any compensation under the Compensation Policy, Mr. Hilton’s compensation as a member of the Board will consist of (i) the continued vesting of any equity awards that Mr. Hilton holds as of February 13, 2023 (the “Existing Equity Awards”) (and no further vesting on the Existing Equity Awards shall occur after December 31, 2024 as a result of Mr. Hilton’s Board service) and (ii) continued health care coverage under the Company’s health plans (or equivalent COBRA reimbursement). Mr. Hilton will not be eligible to receive any non-employee director compensation, pursuant to the Compensation Policy or otherwise, in any form until after December 31, 2024, at which time he shall be eligible to receive non-employee director compensation pursuant to the Compensation Policy.

The Company has previously entered into its standard form of indemnification agreement for its directors and executive officers with Mr. Hilton, the form of which was previously filed by the Company as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-236786), initially filed with the Securities and Exchange Commission on February 28, 2020.

There is no arrangement or understanding between Mr. Hilton and any other person pursuant to which Mr. Hilton was appointed as a director. Mr. Hilton is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accolade, Inc.

Dated: February 16, 2023
	By:	/s/ Stephen Barnes
Stephen Barnes
Chief Financial Officer